As filed with the Securities and Exchange Commission on September 15, 1995.
                                             Registration No. 33-__________
___________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                   ____________________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                   ____________________________

Incorporated        PROVIDENT BANCORP, INC.    I.R.S. Employer
Under the Laws      ONE EAST FOURTH STREET     Identification No.
   of Ohio          CINCINNATI, OHIO  45202         31-0982792

                   ____________________________

                     1992 Advisory Directors'
                        Stock Option Plan
                   ____________________________

                      Gary P. Kreider, Esq.
                   Keating, Muething & Klekamp
                      One East Fourth Street
                     Cincinnati, Ohio  45202
                          (513) 579-6411
                  (Agent for Service of Process)

                 CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                     Proposed       Proposed
                                     Maximum        Maximum
     Title of          Amount        Offering      Aggregate       Amount of
    Securities         To Be          Price         Offering     Registration
 To Be Registered    Registered     Per Share        Price            Fee
_________________    __________     _________     ____________   ____________

   Common Stock,      25,000*       $41.375**     $1,034,375**    $357.00***
   No par value*       Shares
______________________________________________________________________________

  * This Registration Statement is filed for up to 25,000 shares issuable upon exercise of options granted pursuant to the 1992 Advisory Directors' Stock Option Plan.

 ** Estimated Solely for purposes of calculating registration fee.

***  Registration fee has been calculated pursuant to Rule 457
     (h) based on the average of the high and low prices of the Common Stock quoted on the Nasdaq Stock Market on
     September 12, 1995 of $41.375 per share.


                    Exhibit Index is on Page 5

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 for the registration of up to an additional 25,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Provident Bancorp, Inc. 1992 Advisory Directors' Stock Option Plan (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-51230), filed on August 25, 1992 for up to 165,000 shares of Common Stock (as adjusted for the three-for-two stock split effective January 20, 1993) issuable upon exercise of options granted pursuant to the Plan, are incorporated herein by reference.

Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp own 62,561 shares of the Company's Common Stock.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on September 15, 1995.

                                   PROVIDENT BANCORP, INC.


                                   By:/s/Allen L. Davis
                                      __________________________
                                      Allen L. Davis,
                                      President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Allen L. Davis or Philip R. Myers or John R. Farrenkopf as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post effective amendments, to this Registration Statement.


        Signature              Capacity              Date
 _______________________  __________________   _________________



 /s/Allen L. Davis        Chief Executive     September 15, 1995
 ______________________   Officer and Direc-
  Allen L. Davis          tor (Principal
                          Executive Officer)

 /s/John R. Farrenkopf    Vice President and  September 15, 1995
 ______________________   Chief Financial
  John R. Farrenkopf      Officer (Principal
                          Financial Officer
                          Principal Account-
                          ing Officer)


 _______________________  Director            September __, 1995
  Jack M. Cook


 /s/Thomas D. Grote,Jr.   Director            September 15, 1995
 _______________________
  Thomas D. Grote, Jr.*

 _______________________  Director            September __, 1995
  S. Paul Mathews


 /s/Philip R. Myers       Director            September 15, 1995
 _______________________
  Philip R. Myers

 /s/Joseph A. Pedoto      Director            September 15, 1995
 _______________________
  Joseph A. Pedoto


 /s/Sidney A. Peerless    Director            September 15, 1995
 _______________________
 Sidney A. Peerless*


 _______________________  Director            September __, 1995
 Joseph A. Steger

                          EXHIBIT INDEX


  Exhibit No.            Description                 Page
  ___________   ____________________________     ____________

      4.1       1992 Advisory Directors'               *
                Stock Option Plan

      4.2       First Amendment to 1992 Advi-         **
                sory Directors' Stock Option
                Plan

      4.3       Second Amendment to 1992        Filed herewith
                Advisory Directors' Stock
                Option Plan

       5        Opinion of Keating, Muething    Filed herewith
                & Klekamp
     23.1       Consent of Ernst & Young LLP    Filed herewith

     23.2       Consent of Keating, Muething      Included in
                & Klekamp                          Exhibit 5



_________________

     * Incorporated by reference to the Registrant's Registra-tion Statement No. 33-51230 on Form S-8.

    ** Incorporated by reference to the Registrant's Form 8-K filed October 22, 1992.